JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G being filed by Pike Capital Partners (QP), LP and Pike Capital Partners, LP in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the
         Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

                     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated this 19th day of July, 2006

                          PIKE CAPITAL PARTNERS (QP), LP
                          By: Pike Capital Management LLC, its General Partner


                          By:   /s/ Daniel W. Pike
                                ------------------------
                                Daniel W. Pike, Managing Member

                          PIKE CAPITAL PARTNERS, LP
                          By: Pike Capital Management LLC, its General Partner

                          By:   /s/ Daniel W. Pike
                                ------------------------
                                Daniel W. Pike, Managing Member